UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2026

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

645 Maryville Centre Drive, Suite 300 St. Louis, Missouri	63141-5855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Proposed Acquisition

On April 15, 2026, ESCO Technologies Inc., a Missouri corporation (the “Registrant”), entered into a share purchase agreement (the “Purchase Agreement”) with TBG AG, a Swiss stock corporation (the “Seller”), pursuant to which the Seller agreed to sell, and the Registrant agreed to purchase, the entire issued share capital of Megger Group Limited, a company incorporated in England and Wales (the “Company,” and such transaction, the “Transaction”) for a purchase price of approximately $2.35 billion, consisting of $922 million in cash and 5.10 million shares (the “Consideration Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), subject to a post-closing adjustment based on the net debt and working capital of the Company, with such adjustment payable in cash. Other than in respect of the Purchase Agreement itself, there is no material relationship between the Registrant or its affiliates and Seller or its affiliates.

The closing of the Transaction is subject to certain conditions, including the preparation and submission of notices and applications by the parties in connection with seeking (i) approval or expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, as amended, (ii) the receipt of applicable clearance or approval from the Committee on Foreign Investment in the United States pursuant to the Defense Production Act of 1950, as amended, (iii) the receipt of applicable regulatory approvals and clearances from the Defense Counterintelligence and Security Agency, and (iv) all other approvals that may be required under applicable foreign merger control laws and foreign investment laws. If the closing conditions are not satisfied or waived by April 15, 2027 (which is subject to automatic extension in certain specified circumstances), either party may terminate the Purchase Agreement in accordance with its terms. Prior to the closing of the Transaction, the Registrant may terminate the Purchase Agreement if the Seller is in breach of certain fundamental warranties, provided that such breach gives rise to a liability in excess of $100,000, or if Seller is in breach of its pre-closing obligations or certain other warranties, provided such breach gives rise to a material liability and both parties have the right to terminate the Purchase Agreement pursuant to other customary termination rights.

The Purchase Agreement contains customary warranties. Seller’s obligation to the Registrant after closing for any breach of warranties is limited to breaches of specified fundamental warranties and is subject to certain other restrictions and limitations. Prior to closing of the Transaction, Seller is prohibited from taking certain actions that may result in an alternative transaction proposal other than the Transaction. The Purchase Agreement also contains covenants customary for a transaction of the type contemplated by the Purchase Agreement, including (i) Seller’s obligation prior to the closing to conduct the business of the Company and its subsidiaries in the usual course of trading consistent with past practice and to refrain from taking specified actions, subject to certain exceptions, and (ii) Seller’s obligations for a period of 18 months after closing with respect to non-competition and two years after closing for non-solicitation of key employees, in each case, subject to certain exceptions.

Shareholder Agreement

At closing, the parties have agreed to enter into certain agreements ancillary to the Transaction, including a shareholder agreement (the “Shareholder Agreement”) to be entered into as of closing, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K. The terms of the Shareholder Agreement provide for, among other things: (i) the right of Seller to have one designated individual appointed as a member of the Registrant’s board of directors (the “Board,” and such individual, the “Seller Designee”), with such Board representation continuing for so long as Seller maintains, together with its permitted transferees and certain affiliated holders (collectively, “Seller Holders”), aggregate beneficial ownership of at least 50% of the Consideration Shares (the “Minimum Ownership Threshold”); (ii) certain restrictions on the transfer of the Consideration Shares during the 12-month period following the closing date (such period, the “Restricted Period”), with 50% of the Consideration Shares released from such restrictions six months after the closing date, in all cases subject to certain specified exceptions and limitations; (iii) certain standstill provisions including, during and after the Restricted Period until the date that is six months after no Seller Designee is a member of the Board and Seller has irrevocably waived its right to designate a Seller Designee, limitations on Seller Holders acquiring an aggregate beneficial ownership, inclusive of any Consideration Shares, of more than 24.5% of the then-outstanding shares of Common Stock, unless Seller has obtained the consent of the Registrant’s Board, subject to certain exceptions; (iv) certain voting provisions applicable during the Restricted Period and continuing thereafter until no Seller Designee is a member of the Board; (v) the right of Seller to consent to various actions of the Registrant during the Restricted Period (and assuming Seller satisfies the Minimum Ownership Threshold during such time) relating to fundamental changes to the Registrant’s business and changes to the Registrant’s bylaws that would disproportionately and materially adversely affect Seller’s rights under the Shareholder Agreement or relative to other shareholders; (vi) certain customary resale, demand and piggyback registration rights; and (vii) certain preemptive and information rights.

The foregoing description of the Purchase Agreement and Shareholder Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement and Shareholder Agreement, which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference. The Purchase Agreement and Shareholder Agreement have been attached to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Registrant or any of the other parties to the Purchase Agreement. In particular, the assertions embodied in the warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Purchase Agreement (or such other date or dates as may be specified in the Purchase Agreement). Accordingly, the warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Registrant or any of the parties to the Purchase Agreement.

Financing Arrangements

On April 15, 2026, in order to finance the Transaction, the Registrant also entered into a Commitment Letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. pursuant to which, among other things: (i) the Registrant will endeavor to obtain a $500 million senior secured revolving credit facility (the “Best Efforts Revolving Facility”), a senior secured term loan A facility (the “Best Efforts Term Loan A Facility”) and a senior secured term loan B facility (the “Best Efforts Term Loan B Facility”, and together with the Best Efforts Revolving Facility and the Best Efforts Term Loan A Facility, collectively, the “Best Efforts Facilities”) in an aggregate principal amount of up to $1,500 million, (ii) if the Best Efforts Facilities do not become effective on or prior to the date of consummation of the Transaction (the “Acquisition Closing Date”), the Registrant will endeavor to obtain a limited amendment to its existing Amended and Restated Credit Agreement, dated as of August 30, 2023 (as amended, the “Existing Credit Agreement”), to implement certain changes to permit the Transaction and the financing thereof (the “Limited Amendment”), (iii) if neither the Best Efforts Facilities have become effective in an aggregate amount sufficient to consummate the Transaction (including the refinancing of the Existing Credit Agreement) nor the Limited Amendment has become effective, in each case on or prior to the Acquisition Closing Date, the Registrant will obtain a $500 million senior secured revolving facility and $100 million senior secured term loan A facility (or such other amount as may be agreed between the Registrant and the lead arranger thereof, the “Backstop Facility”), and (iv) if the sum of the Best Efforts Term Loan A Facility and the Best Efforts Term Loan B Facility is less than $975 million, the Registrant will obtain senior secured 364-day bridge loans in an aggregate principal amount of $975 million less the sum of the net cash proceeds of the loans borrowed under the Best Efforts Term Loan A Facility and the Best Efforts Term Loan B Facility actually obtained on the Acquisition Closing Date (the “Bridge Facility”).

The proceeds of the loans drawn under the Best Efforts Facilities, the Backstop Facility and/or the Bridge Facility on the Acquisition Closing Date will be applied to (i) pay a portion of the cash consideration in the Transaction, (ii) consummate the refinancing of existing indebtedness of the Registrant and the Company, and (iii) pay the fees, premiums, expenses, and other transaction costs incurred in connection with the Transaction, with any remaining proceeds to be used for working capital and general corporate purposes.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above in the first three paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of Consideration Shares in connection with the Transaction will be made in accordance with the terms and subject to the conditions set forth in the Purchase Agreement and will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Registrant relied, in part, upon warranties from the recipients of the Registrant’s securities in the Purchase Agreement that each such recipient was an accredited investor (as defined in Regulation D under the Securities Act).

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
10.1*	Agreement for the sale and purchase of the share capital of Megger Group Limited dated April 15, 2026 between TBG AG and ESCO Technologies Inc.
10.2	Form of Shareholder Agreement between TBG AG and ESCO Technologies Inc.
104	Cover Page Inline Interactive Data File

* Schedules to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. There is no assurance that the Transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the Transaction include, but are not limited to, the ability and timing to consummate the Transaction, including obtaining the required regulatory approvals; the Registrant’s ability to promptly and effectively integrate the acquired business after the Transaction has closed, and the Registrant’s ability to obtain expected cost savings and synergies of the Transaction; the risk that operating costs, customer loss and business disruption (including difficulties maintaining relationships with employees, customers or suppliers of the acquired business) may be greater than expected following the consummation of the Transaction; and other risks and uncertainties described in described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the year ended September 30, 2025. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, estimates, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026

ESCO TECHNOLOGIES INC.

	By:	/s/ Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer